UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 5, 2012

SUN HEALTHCARE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12040	13-4230695
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18831 Von Karman, Suite 400, Irvine, CA		92612
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 255-7100

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)-(b).    On September 5, 2012, Sun Healthcare Group, Inc. (the “Company”) held its Special Meeting of Stockholders (the “Special Meeting”) in connection with the adoption of the Agreement and Plan of Merger, dated June 20, 2012, by and among Genesis HealthCare LLC, Jam Acquisition LLC and the Company, as such agreement may be amended from time to time (the “Merger Agreement”). Results of the voting at the Special Meeting are set forth below.

Proposal No. 1. The stockholders adopted the Merger Agreement. The voting results were as follows:

For	Against	Abstain
17,793,112	335,254	4,516

Proposal No. 2. The Company solicited proxies with respect to a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies if there were insufficient votes at the time of the Special Meeting to adopt the Merger Agreement. The adjournment proposal, which was unnecessary in light of the adoption of the Merger Agreement as indicated above, was not submitted to the Company’s stockholders for approval at the Special Meeting.

Proposal No. 3. The stockholders voted, on an advisory (non-binding) basis, to approve the “golden parachute” compensation arrangements that may be paid or become payable to the Company’s named executive officers in connection with the merger and the agreements and understandings pursuant to which such compensation may be paid or become payable. The voting results were as follows:

For	Against	Abstain
14,383,943	3,475,222	273,717

A copy of the press release announcing the results of the voting at the Special Meeting is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1    Press Release dated September 5, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sun Healthcare Group, Inc.
(Registrant)

		By:	/s/ Jeffrey M. Kreger
Date:	September 5, 2012		Jeffrey M. Kreger
Senior Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 5, 2012.